Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-113476) of Whole Foods Market, Inc.,

(2)	Registration Statement (Form S-3 No. 333-156384) of Whole Foods Market, Inc.,

(3)	Registration Statement (Form S-3 No. 333-178638) of Whole Foods Market, Inc.,

(4)	Registration Statement (Form S-4 No. 333-213568) of Whole Foods Market, Inc.,

(5)	Registration Statement (Form S-8 No. 333-159443) pertaining to the 2009 Stock Incentive Plan, 2007 Team Member Stock Purchase Plan, and Growing Your Future 401(K) Plan of Whole Foods Market, Inc.,

(6)	Registration Statement (Form S-8 No. 333-188973) pertaining to the 2009 Stock Incentive Plan and Growing Your Future 401(K) Plan of Whole Foods Market, Inc., and

(7)	Registration Statement (Form S-8 No. 333-211345) pertaining to the 2007 Team Member Stock Purchase Plan and Growing Your Future 401(K) Plan of Whole Foods Market, Inc.;

of our reports dated November 18, 2016, with respect to the consolidated financial statements of Whole Foods Market, Inc., and the effectiveness of internal control over financial reporting of Whole Foods Market, Inc., included in this Annual Report (Form 10-K) for the year ended September 25, 2016.

/s/ Ernst & Young LLP
Austin, Texas
November 18, 2016